                             THE ROME SAVINGS BANK

                  PROPOSED LETTERS/QUESTION & ANSWER BROCHURE


                                     INDEX
                                     -----

 1. Dear Depositor Letter *

 2. Dear Depositor Letter for Non Eligible States

 3. Dear Friend Letter - Eligible Account Holders who are no longer Depositors *

 4. Dear Potential Investor Letter *

 5. Dear Customer Letter - Used as a Cover Letter for States Requiring "Agent" Mailing *

 6. Proxy Request

 7. Proxy and Stock Question and Answer Brochure *

 8. Mailing Insert/Lobby Poster

 9. Invitation Letter - Informational Meetings

10. Dear Subscriber/Acknowledgment Letter - Initial Response to Stock Order Received

11. Dear Charter Shareholder - Confirmation Letter

12. Dear Interested Investor - No Shares Available Letter

13. Welcome Shareholder Letter - For Initial Certificate Mailing

14. Dear Interested Subscriber Letter - Subscription Rejection

15. Letter for Sandler O'Neill Mailing to Clients *



       * Accompanied by a Prospectus

       Note: Items 1 through 8 are produced by the Financial Printer and Items 9 through 15 are produced by the Conversion Center.

                             [ROME BANCORP, INC.]

Dear Depositor:

The Board of Trustees of The Rome Savings Bank (the "Bank") has voted unanimously in favor of a plan to reorganize from a New York chartered mutual savings bank to a New York chartered mutual holding company. As part of this Reorganization, the Bank will convert to a stock savings bank and will become a wholly-owned subsidiary of Rome Bancorp, Inc., a Delaware stock corporation, which in turn will be a majority-owned subsidiary of Rome, MHC, a New York mutual holding company. We are reorganizing so that Rome will be structured in the stock form of ownership used by a growing number of savings institutions and to provide the Bank with the ability to raise additional capital now and in the future.

In addition, as part of the reorganization and in furtherance of the Bank's long-standing commitment to its local community, the Bank intends to establish a charitable foundation to be known as The Rome Savings Bank Charitable Foundation. The foundation will be dedicated to the promotion of charitable purposes within the communities in which the Bank operates. We request that you review the proposal to establish the charitable foundation which is set forth in the proxy statement and prospectus.

To accomplish the reorganization and the establishment of the charitable foundation, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed proxy statement and prospectus and then casting your vote in favor of the Plan of Reorganization and for the establishment of the foundation, and mailing your signed proxy card immediately in the WHITE postage-paid envelope provided marked "PROXY RETURN". Should you choose to attend the Special Meeting of Depositors and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Plan account for which the Bank acts as trustee and we do not receive a proxy from you, the Bank intends, as trustee for such account, to vote for the Plan of Reorganization and the establishment of the charitable foundation on your behalf.

If the Plan of Reorganization is approved let me assure you that:

   . Deposit accounts will continue to be federally insured to the fullest extent permitted by law.

   . Existing deposit accounts and loans will not undergo any change as a result of the Reorganization.

   . Voting for approval will not obligate you to buy any shares of common stock.

As a qualifying account holder, you may also take advantage of your nontransferable rights to subscribe for shares of Rome Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed Proxy Statement and Prospectus describe the stock offering and the operations of The Rome Savings Bank. If you wish, please complete the stock order and certification form and mail it to The Rome Savings Bank in the enclosed YELLOW postage-paid envelope marked "STOCK ORDER RETURN", or return it to any branch office of The Rome Savings Bank. Your order must be physically received no later than 5:30 p.m., Eastern time on ________, September __, 1999. Please read the Prospectus carefully before making an investment decision.

If you wish to use funds in your IRA or Qualified Plan maintained at Rome to subscribe for common stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than Rome Savings. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our Conversion Center at (XXX) XXX-XXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Conversion Center will be closed for the Labor Day holiday.



                                        Sincerely,

                                        Charles M. Sprock
                                        Chairman of the Board,
                                        President and
                                        Chief Executive Officer

The shares of common stock offered in the reorganization and offering are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

#1

                             [ROME BANCORP, INC.]


Dear Depositor:

The Board of Trustees of The Rome Savings Bank has voted unanimously in favor of a plan to reorganize from a New York chartered mutual savings bank to a New York chartered mutual holding company. As part of this reorganization, the Bank will convert to a stock savings bank and will become a wholly-owned subsidiary of Rome Bancorp, Inc., a Delaware stock corporation, which in turn will be a majority-owned subsidiary of Rome, MHC, a New York mutual holding company. We are reorganizing so that The Rome Savings Bank will be structured in the stock form of ownership used by a growing number of savings institutions and to provide the Bank with the ability to raise additional capital now and in the future.

In addition, as part of the reorganization and in furtherance of the Bank's long-standing commitment to its local community, the Bank intends to establish a charitable foundation to be known as The Rome Savings Bank Charitable Foundation. The charitable foundation will be dedicated to the promotion of charitable purposes within the communities in which the Bank operates. We request that you review the proposal to establish the charitable foundation which is set forth in the proxy statement and prospectus.

To accomplish the reorganization and the establishment of the charitable foundation, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed proxy statement and then casting your vote in favor of the Plan of Reorganization and for the establishment of the charitable foundation, and mailing your signed proxy card immediately in the postage-paid envelope provided. Should you choose to attend the Special Meeting of Depositors and wish to vote in person, you may do so by revoking any previously executed proxy.

If the Plan of Reorganization is approved let me assure you that:

   . Deposit accounts will continue to be federally insured to the fullest extent permitted by law.

   . Existing deposit accounts and loans will not undergo any change as a result of the Reorganization.

We regret that we are unable to offer you common stock in the Subscription Offering, because the laws of your state or jurisdiction require us to register either (1) the to-be-issued common stock of Rome Bancorp, Inc., or (2) an agent of the Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our Conversion Center at (___) ________, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Conversion Center will be closed for the Labor Day holiday.

                                        Sincerely,


                                        Charles M. Sprock
                                        Chairman of the Board
                                        President and
                                        Chief Executive Officer


The shares of common stock offered in the reorganization and offering are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

#2

                             [ROME BANCORP, INC.]



Dear Friend of The Rome Savings Bank:

The Rome Savings Bank is in the process of reorganizing from a New York chartered mutual savings bank, to a New York chartered mutual holding company. As part of this Reorganization, the Bank will convert to a stock savings bank and will become a wholly-owned subsidiary of Rome Bancorp, Inc., a Delaware corporation, which in turn will be a majority-owned subsidiary of Rome MHC, a New York mutual holding company. We are reorganizing so that Rome Savings will be structured in the stock form of ownership used by a growing number of savings institutions and to provide the Bank with the ability to raise additional capital now and in the future. In addition, as part of the Reorganization and in furtherance of the Bank's long-standing commitment to its local community, the Bank intends to establish a charitable foundation to be known as The Rome Savings Bank Charitable Foundation. The charitable foundation will be dedicated to the promotion of charitable purposes within the communities in which the Bank operates.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of Rome Bancorp, Inc.'s common stock without commission or fee on a priority basis, before the stock is offered to the general public. The enclosed Prospectus describes the stock offering and the operations of The Rome Savings Bank. If you wish to purchase stock, please complete the stock order and certification form and mail it to The Rome Savings Bank, in the enclosed YELLOW postage-paid envelope marked "STOCK ORDER RETURN", or return it to any branch office of The Rome Savings Bank. Your order must be physically received no later than 5:30 p.m., Eastern time on _________, September __, 1999. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Conversion Center will be closed for the Labor Day holiday.


                                        Sincerely,

                                        Charles M. Sprock
                                        Chairman of the Board,
                                        President and
                                        Chief Executive Officer



The shares of common stock offered in the reorganization and offering are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

#3

                             [ROME BANCORP, INC.]







Dear Potential Investor:

We are pleased to provide you with the enclosed material regarding the reorganization of The Rome Savings Bank, from a New York chartered mutual savings bank, to a New York chartered mutual holding company. As part of this Reorganization, the Bank will convert to a stock savings bank and will become a wholly-owned subsidiary of Rome Bancorp, Inc., a Delaware stock corporation, which in turn will become a majority-owned subsidiary of Rome, MHC, a New York mutual holding company.

This information packet includes the following:

   PROSPECTUS: This document provides detailed information about the Bank's operations, the proposed stock offering by Rome Bancorp, Inc., a holding company formed by the Bank to become its parent company upon completion of the reorganization and the establishment of a charitable foundation as part of the reorganization. Please read it carefully prior to making an investment decision.

   QUESTION AND ANSWER BROCHURE: This answers commonly asked questions about the stock offering and establishment of the charitable foundation.

   STOCK ORDER AND CERTIFICATION FORMS: Use these forms to subscribe for stock and return them together with your payment in the YELLOW postage-paid envelope marked "STOCK ORDER RETURN". Your order must be physically received no later than 5:30 p.m., Eastern time on _________, September ___, 1999.

We are pleased to offer you this opportunity to become one of our charter stockholders. If you have any questions after reading the enclosed material, please call our Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Conversion Center will be closed for the Labor Day holiday.


                                        Sincerely,

                                        Charles M. Sprock
                                        Chairman of the Board,
                                        President and
                                        Chief Executive Officer




The shares of common stock offered in the reorganization and offering are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

#4

                 [SANDLER O'NEILL & PARTNERS, L.P. LETTERHEAD]



Dear Customer of The Rome Savings Bank:

At the request of The Rome Savings Bank, we have enclosed material regarding the offering of common stock in connection with the reorganization of The Rome Savings Bank from a New York-chartered mutual savings bank, to a New York-chartered mutual holding company, and the establishment of a charitable foundation. As part of this reorganization, the Bank will convert to a stock savings bank and will become a wholly-owned subsidiary of Rome Bancorp, Inc., a Delaware stock corporation, which in turn will become a majority-owned subsidiary of Rome, MHC, a New York mutual holding company. These materials include a prospectus and a stock order and certification form which offer you the opportunity to subscribe for shares of common stock of Rome Bancorp, Inc.

We recommend that you study this material carefully. If you decide to subscribe for shares, your properly completed and signed stock order and certification form along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account at the Bank) must be physically received no later than 5:30 p.m., Eastern time on _________, September ___, 1999 in the accompanying YELLOW postage-paid envelope marked "STOCK ORDER RETURN". If you have any questions after reading the enclosed material, please call our Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Conversion Center will be closed for the Labor Day holiday.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed materials.

                                        Sincerely,

                                        SANDLER O'NEILL & PARTNERS, L.P.



The shares of common stock offered in the reorganization and offering are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Enclosure

#5

                                 PROXY REQUEST

________________________________________________________________________________

                             THE ROME SAVINGS BANK


                              ------------------
                              WE NEED YOUR VOTE!
                              ------------------

  DEAR CUSTOMER OF THE ROME SAVINGS BANK:

  YOUR VOTE ON OUR PLAN OF REORGANIZATION AND THE ESTABLISHMENT OF THE CHARITABLE FOUNDATION HAS NOT YET BEEN RECEIVED. YOUR VOTE IS VERY IMPORTANT
                                                                 --------------
  TO US. PLEASE VOTE AND MAIL THE ENCLOSED PROXY TODAY.

       REMEMBER: VOTING FOR THE PLAN OF REORGANIZATION AND THE ESTABLISHMENT OF THE CHARITABLE FOUNDATION DOES NOT OBLIGATE YOU TO BUY STOCK. YOUR BOARD OF TRUSTEES HAS UNANIMOUSLY APPROVED THE PLAN OF REORGANIZATION, INCLUDING THE ESTABLISHMENT OF THE CHARITABLE FOUNDATION, AND URGES YOU TO VOTE IN FAVOR OF THE PROPOSAL. YOUR DEPOSIT ACCOUNTS OR LOANS WITH THE BANK WILL NOT BE AFFECTED IN ANY WAY. DEPOSIT ACCOUNTS WILL CONTINUE TO BE FEDERALLY INSURED.

  A POSTAGE-PAID ENVELOPE IS ENCLOSED WITH THE PROXY FORM. IF YOU HAVE ANY QUESTIONS, PLEASE CALL OUR CONVERSION CENTER AT (XXX) XXX-XXXX.

  IF YOU HAVE MORE THAN ONE ACCOUNT YOU MAY RECEIVE MORE THAN ONE PROXY.

  PLEASE VOTE TODAY BY RETURNING ALL PROXY FORMS RECEIVED.
                                 ---

                                        SINCERELY,


                                        THE ROME SAVINGS BANK

________________________________________________________________________________

#6

                                 QUESTIONS AND
                                    ANSWERS

                           About the Reorganization

The Board of Trustees of The Rome Savings Bank has unanimously adopted a Plan of Reorganization whereby the Bank will convert from a New York-chartered mutual savings bank, to a New York-chartered mutual holding company. As part of this reorganization, the Bank will convert to a stock savings bank and will become a wholly-owned subsidiary of Rome Bancorp, Inc., a Delaware stock corporation, which in turn will be a majority-owned subsidiary of Rome, MHC, a New York mutual holding company. Pursuant to the terms of the Plan of Reorganization, Rome Bancorp, Inc. will be offering its common stock for sale.

Rome Savings is reorganizing so that it will be structured in the stock form of ownership used by a growing number of savings institutions and to provide the Bank with the ability to raise additional capital now and in the future. In addition, as part of the reorganization, the Bank intends to establish a charitable foundation which will be dedicated to charitable purposes within the communities in which the Bank operates.

It is necessary for the Bank to receive an affirmative vote of at least 75% of the aggregate dollar amount of the book value of deposits represented at the special meeting of depositors either in person or by proxy and entitled to vote and a majority of the total votes eligible to be cast at the Special Meeting in favor of the Plan of Reorganization and the charitable foundation, so YOUR VOTE IS VERY IMPORTANT. Please return your proxy in the enclosed WHITE postage-paid envelope. YOUR BOARD OF TRUSTEES URGES YOU TO VOTE "FOR" THE PLAN OF REORGANIZATION AND RETURN YOUR PROXY TODAY.



                         Effect on Deposits and Loans

Q.   Will the reorganization affect any of my deposit accounts or loans?

A. No. The reorganization will have no effect on the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured to the fullest extent permissible.

                                      7-1

                                 About Voting


Q.   Who is eligible to vote on the reorganization and the Foundation?

A. Depositors of the Bank as of June 30, 1999 (the "Voting Record Date") who continue to be depositors of the Bank as of the date of the Special Meeting are eligible to vote.

Q.   How do I vote?

A. You may vote by mailing your signed proxy card in the WHITE postage-paid envelope provided. Should you choose to attend the Special Meeting of Depositors and decide to change your vote, you may do so by revoking any previously executed proxy.

Q.   Am I required to vote?

A. No. Depositors are not required to vote. However, because the reorganization will produce a fundamental change in the Bank's corporate structure, the Board of Trustees encourages all depositors to vote.

Q.   Why did I receive several proxies?

A. If you have more than one account you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote and sign all proxy cards that you received.

Q. Does my vote for reorganization and the charitable foundation mean that I must buy common stock in Rome Bancorp, Inc.?

A. No. Voting for the Plan of Reorganization does not obligate you to buy shares of common stock of Rome Bancorp, Inc.

Q.   I have a joint savings account.  Must both parties sign the proxy card?

A.   Only one signature is required, but both parties should sign if possible.

Q.   Who must sign trust or custodian accounts?

A.   The trustee or custodian must sign such accounts, not the beneficiary.

Q. I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?

A. Yes. Please indicate on the card the capacity in which you are signing the card.

                                      7-2

                             About The Foundation



Q.   What is The Rome Savings Bank Foundation and why is it being established?

A. In furtherance of our commitment to our local community, the Bank's Plan of Reorganization provides for the establishment of a charitable foundation to be known as The Rome Savings Bank Charitable Foundation.

Q.   How will the charitable foundation be funded?

A. The Company will fund the charitable foundation with shares of its common stock and cash.

Q. What is the impact of the charitable foundation on the stockholders' equity and earnings?

A. The funding of the charitable foundation will impact Rome Bancorp, Inc.'s stockholders' equity and will have an adverse effect on Rome Bancorp, Inc.'s earnings in the period in which the charitable foundation is funded which is expected to be in the quarter ended December 31, 1999. The establishment of the charitable foundation, however, was considered in the independent appraisal of the aggregate pro forma market value of Rome Bancorp, Inc.'s common stock.

     In addition, there are certain tax effects, regulatory considerations and other matters with respect to the charitable foundation. A prospective stockholder should carefully review "Risk Factors -- The establishment of The Rome Savings Bank Foundation will reduce our earnings," "Pro Forma Data" and "The Reorganization and The Offering -- Why we are establishing The Rome Savings Bank Foundation.

                                      7-3

                                About The Stock

Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus.


Q.   Will any account I hold with the Bank be converted into stock?

A. No. All accounts remain as they were prior to the reorganization. As an Eligible Account Holder or Supplemental Eligible Account Holder, you receive priority over the general public in exercising your right to subscribe for shares of common stock.


Q.   Will I receive a discount on the price of the stock?

A. No. Regulations require that the offering price of the stock be the same for everyone: customers, trustees, officers and employees of the Bank, and the general public.

                                      7-4

Q.   How do I order stock?

A. You may subscribe for shares of common stock by completing and returning the stock order form and certification form, together with your payment either in person to any branch of The Rome Savings Bank or by mail in the YELLOW postage-paid envelope marked "STOCK ORDER RETURN" that has been provided. Stock Order Forms may not be delivered to a walk-up or drive-through window located at any of the Bank's branch offices.

                                      7-5

Q.   Can I subscribe for shares using funds in my Rome Savings IRS/Qualified
     Plan?

A. Federal regulations do not permit the purchase of common stock with your existing IRA or Qualified Plan at The Rome Savings Bank. To use such funds to subscribe for common stock, you need to establish a "self-directed" trust account with an outside trustee. Please call our Conversion Center if you require additional information. TRANSFER OF SUCH FUNDS TAKES TIME, SO PLEASE MAKE ARRANGEMENTS AS SOON AS POSSIBLE.


Q. Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A. No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in your order becoming null and void.


Q.   Will payments for stock earn interest until the reorganization closes?

A. Yes. Any payments made by cash, check or money order will earn interest at the Bank's passbook rate from the date of receipt to the completion or termination of the reorganization. Withdrawals from a deposit account or a certificate of deposit at the Bank to buy common stock may be made without penalty. Depositors who elect to pay for their common stock by withdrawal will receive interest at the contract rate on the account until the completion or termination of the reorganization.


Q.   Will my stock be covered by deposit insurance?

A. No. The common stock cannot be insured or guaranteed by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC or any other government agency nor is it insured or guaranteed by The Rome Savings Bank or Rome Bancorp, Inc.

                                      7-6

Q.   Can I change my mind after I place an order to subscribe for stock?

A.   No.  After receipt, your order may not be modified or withdrawn.


                            Additional Information


Q.   What if I have additional questions or require more information?

A. The Bank's proxy statement and prospectus describe the reorganization and the charitable foundation in detail. Please read the proxy statement and prospectus carefully before voting. If you have any questions after reading the enclosed material you may call our Conversion Center at (XXX) XXX-XXXX Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Conversion Center will be closed for the Labor Day holiday. Additional materials may only be obtained from the Conversion Center. To ensure that each purchaser receives a prospectus at least 48 hours prior to the Expiration Date of Thursday, September 16, 1999 at 5:30 p.m., Eastern time, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than 48 hours prior to such date.


The shares of common stock offered in the reorganization and offering are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency nor is the common stock insured or guaranteed by The Rome Savings Bank or Rome Bancorp, Inc.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.



                                      7-7

        ==============================================================

                                 L   O   G   O

        ==============================================================

                             THE ROME SAVINGS BANK





                               Please Support Us

                                   Vote Your

                               Proxy Card Today


===============================================================================
IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY HAVE RECEIVED MORE THAN ONE PROXY DEPENDING UPON THE OWNERSHIP STRUCTURE OF YOUR ACCOUNTS. PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS THAT YOU RECEIVED.
===============================================================================

#8

                             [ROME BANCORP, INC.]


                                             ____________________, 1999



Mr. John Smith
00-00 00 Drive
City, State 00000

Dear Mr. Smith:

The Board of Trustees of The Rome Savings Bank has voted unanimously in favor of a plan to reorganize from a New York chartered mutual savings bank, to a New York chartered mutual holding company. As part of this Reorganization, the Bank will convert to a stock savings bank and will become a wholly-owned subsidiary of Rome Bancorp, Inc., a Delaware stock corporation, which in turn will be a majority-owned subsidiary of Rome, MHC, a New York mutual holding company. We are reorganizing so that Rome Savings will be structured in the stock form of ownership used by a growing number of savings institutions and to provide the Bank with the ability to raise additional capital now and in the future.

You are cordially invited to join members of our senior management team at an informational meeting to be held on ___________ at 7:30 P.M. to learn more about the reorganization and the stock offering.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our Reorganization, please call our Conversion Center at (XXX) XXX-XXXX. The Conversion Center is open Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Conversion Center will be closed for the Labor Day holiday.


                                         Sincerely,

                                         SIGNATURE
                                         TITLE




The shares of common stock offered in the reorganization and offering are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Conversion Center)

#9

                             [ROME BANCORP, INC.]



                                          ____________________, 1999



Dear Subscriber:

We hereby acknowledge receipt of your order for shares of common stock in Rome Bancorp, Inc.

At this time, we cannot confirm the number of shares of Rome Bancorp, Inc. common stock that will be issued to you. Such allocation will be made in accordance with the Plan of Reorganization following completion of the stock offering.

If you have any questions, please call our Conversion Center at (XXX) XXX-XXXX.


                                         Sincerely,


                                         ROME BANCORP, INC.
                                         Conversion Center


The shares of common stock offered in the reorganization and offering are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

#10

                             [ROME BANCORP, INC.]



                                                  ____________________, 1999



Dear Charter Shareholder:

We appreciate your interest in the stock offering of Rome Bancorp, Inc. Due to the excellent response from our Eligible Account Holders, we are unable to fill all orders in full. Consequently, in accordance with the provisions of the Plan of Reorganization, you were allocated ______ shares at a price of $8.00 per share. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

The purchase date and closing of the transaction occurred on Month __, 1999. The common stock will be listed on the Nasdaq Stock Market under the symbol "ROME" on _____, Month __, 1999. Your stock certificate will be mailed to you shortly.

We thank you for your interest in Rome Bancorp, Inc., and welcome you as a charter shareholder.



                                                Sincerely,



                                                ROME BANCORP, INC.
                                                Conversion Center


The shares of common stock offered in the reorganization and offering are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

#11

                             [ROME BANCORP, INC.]



                                               ____________________, 1999



Dear Interested Investor:


We recently completed our Subscription and Community Offerings. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders or community friends.
If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

We appreciate your interest in Rome Bancorp, Inc. and hope you become an owner of our stock in the future. The stock will be listed on the Nasdaq Stock Market under the symbol "ROME".



                                               Sincerely,


                                               ROME BANCORP, INC.
                                               Conversion Center




The shares of common stock offered in the reorganization and offering are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

#12

                             [ROME BANCORP, INC.]



                                             ____________________, 1999



Welcome Shareholder:

We are pleased to enclose the stock certificate that represents your share of ownership in Rome Bancorp, Inc., the holding company of The Rome Savings Bank and a majority-owned subsidiary of Rome, MHC.

Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

                                TRANSFER AGENT
                                    Address
                               Telephone Number


Also, please remember that your certificate is a negotiable security which should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Trustees of Rome Bancorp, Inc., and Rome, MHC and the employees of The Rome Savings Bank, I would like to thank you for supporting our offering.


                                              Sincerely,


                                              Charles M. Sprock
                                              Chairman of the Board,
                                              President and
                                              Chief Executive Officer




The shares of common stock offered in the reorganization and offering are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

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

                             [ROME BANCORP, INC.]


                                            ____________________, 1999



Dear Interested Subscriber:

We regret to inform you that The Rome Savings Bank and Rome Bancorp, Inc., the stock holding company for The Rome Savings Bank, have decided not to accept your order for shares of Rome Bancorp, Inc. common stock in our Community Offering. This action is in accordance with our Plan of Reorganization which gives the Bank and the Stock Holding Company, the absolute right to reject the subscription of any Community Member, in whole or in part, in the Community Offering.

Enclosed, therefore, is a check representing your subscription and interest earned thereon.

                                            Sincerely,


                                            ROME BANCORP, INC.
                                            Conversion Center

(Printed by Conversion Center)

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

                 [SANDLER O'NEILL & PARTNERS, L.P. LETTERHEAD]



                                          ____________________, 1999


To Our Friends:

We are enclosing the offering material for Rome Bancorp, Inc., a majority-owned subsidiary of Rome, MHC and the proposed stock holding company for The Rome Savings Bank, which is now in the process of converting to stock form.

Sandler O'Neill & Partners, L.P. is managing the Rome Savings Subscription Offering, which will conclude at 5:30 p.m., Eastern time on ________, September __, 1999. Sandler O'Neill is also providing conversion agent and proxy solicitation services for the Bank. In the event that all the stock is not subscribed for in the Subscription and Community Offering, Sandler O'Neill will form and manage a syndicate of broker/dealers to sell the remaining stock.

Members of the general public, other than residents of ______, are eligible to participate. If you have any questions about this transaction, please do not hesitate to call or write.

                                          Sincerely,


                                          SANDLER O'NEILL & PARTNERS, L.P.


The shares of common stock offered in the reorganization and offering are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Sandler O'Neill)

#15